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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 11, 2001



                         CARRAMERICA REALTY CORPORATION
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             (Exact name of registrant as specified in its charter)




          Maryland                   1-11706                  52-1796339
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(State or other jurisdiction       (Commission               (IRS Employer
      of incorporation)            File Number)          Identification Number)




        1850 K Street, NW, Suite 500
               Washington, DC                                 20006
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   (Address of principal executive offices)                 (Zip Code)


               Registrant's telephone number, including area code:
               ---------------------------------------------------
                                 (202) 729-7500

                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)






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Item 5.  Other Events

         Article 5 of the articles of incorporation, as amended
(the "Articles"), of CarrAmerica Realty Corporation (the "Company") provides, among other things, that, subject to certain exceptions, no person or entity (broadly defined to include certain groups and to take into account various ownership attribution rules) may beneficially own greater than 5% of the Company's common stock or preferred stock (the "Ownership Limit"). The Articles also provide that the Board of Directors of the Company may increase the Ownership Limit up to 9.8% under certain circumstances.

         Effective as of December 11, 2001, the Board of Directors of the Company, in accordance with Article 5 of the Articles, approved an increase of the Ownership Limit from 5% to 9.8%. The increase will be effective only upon consummation by Security Capital Group Incorporated of its proposed secondary offering of up to 19,403,417 shares of the company's common stock.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CARRAMERICA REALTY CORPORATION

Date:  December 12, 2001           By:  /s/ Linda A. Madrid
                                       --------------------------------
                                       Linda A. Madrid,
                                       Managing Director, General
                                       Counsel and Corporate Secretary